Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2008 (August 15, 2008 as to segment changes described in Notes 7 and 15) relating to the consolidated financial statements and financial statement schedule of Smith International, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-based Payment,” on January 1, 2006, SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006, and Financial Accounting Standards Board Interpretation (“FASB”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on January 1, 2007), and of our report dated February 29, 2008 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Current Report on Form 8-K of Smith International, Inc. dated August 15, 2008.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 25, 2008